Exhibit 99.1
N E W S R E L E A S E

Contact:	Investor Relations Inquiries
Edmund E. Kroll, Jr.
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Marcela Manjarrez-Hawn
Senior Vice President and Chief Communications Officer
(314) 445-0790

FOR IMMEDIATE RELEASE

CENTENE CORPORATION ANNOUNCES UPDATED 2020 GUIDANCE

ST. LOUIS, MISSOURI (March 3, 2020) - Centene Corporation (NYSE: CNC) announced today its updated 2020 financial guidance, incorporating the effect of the closing of the WellCare acquisition on January 23, 2020. Total revenues are expected to be $104.8 billion to $105.6 billion, and diluted earnings per share are expected to be $3.00 to $3.14. Adjusted diluted earnings per share for 2020 are expected to be $4.56 to $4.76.

"The Company is well positioned to maintain its momentum in 2020,” said Michael Neidorff, Chairman, President and CEO of Centene.

For its 2020 fiscal year, the Company's guidance is as follows:

•	Total revenues in the range of approximately $104.8 billion to $105.6 billion.

•	Diluted earnings per share of approximately $3.00 to $3.14.

•	Adjusted diluted earnings per share of approximately $4.56 to $4.76.

•	Health benefits ratio of approximately 85.9% to 86.3%.

•	Selling, general and administrative (SG&A) expense ratio of approximately 9.3% to 9.7%.

•	Adjusted SG&A expense ratio of approximately 8.9% to 9.3%, which excludes approximately $385 million of acquisition related expenses.

•	Effective tax rate of approximately 38.0% to 40.0%, including the effect of the Health Insurer fee.

•	Diluted shares outstanding of approximately 584.5 million to 587.5 million.

The Company's guidance includes the following:

•
A benefit of $0.09 per diluted share as a result of the timing of the WellCare transaction, which closed on January 23, 2020. This includes the effect of the pro-ration of January’s results, substantially offset by the lack of a full year of synergy capture, and the lower share count due to the timing of the acquisition closure.

•
We received a potential rate decrease from the State of New York on February 6, 2020, which would result in an overall pre-tax net rate reduction of approximately $200 million. While not final, we have begun to develop initiatives to mitigate a portion of the potential rates for 2020. We currently expect $150 million of the adjustment to potentially lower our pre-tax earnings for the year, resulting in a $0.17 reduction to our GAAP and adjusted diluted earnings per share guidance.

Conference Call & Presentation

As previously announced, the Company will host a conference call Wednesday, March 4, 2020, at approximately 8:30 AM (Eastern Time) to review the 2020 financial guidance. Michael Neidorff and Jeffrey Schwaneke will host the conference call.

The Company has also posted slides to its website under the investor relations section as a supplement for the conference call.

Investors and other interested parties are invited to listen to the conference call by dialing 1-877-883-0383 in the U.S. and Canada; +1-412-902-6506 from abroad, including the following Elite Entry Number: 0997408, to expedite caller registration; or via a live, audio webcast on the Company's website at www.centene.com, under the Investors section.

A webcast replay will be available for on-demand listening shortly after the completion of the call for the next 12 months or until 11:59 p.m. (Eastern Time) on Wednesday, March 3, 2021, at the aforementioned URL. In addition, a digital audio playback will be available until 9 a.m. (Eastern Time) on Thursday, March 12, 2020, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088 from abroad, and entering access code 10139468.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures in this release as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company's operations and measure the Company's performance more consistently across periods. The Company uses the presented non-GAAP financial measures internally to allow management to focus on period-to-period changes in the Company's core business operations. Therefore, the Company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company references Adjusted SG&A Expense Ratio guidance, however the Company cannot provide a reconciliation of Adjusted SG&A Expense Ratio guidance without unreasonable efforts. As such, it has been excluded from the reconciliation below.

Specifically, the Company believes the presentation of non-GAAP financial information that excludes amortization of acquired intangible assets, acquisition related expenses, as well as other items, allows investors to develop a more meaningful understanding of the Company's performance over time. The table below provides reconciliations of non-GAAP items per share:

Annual Guidance December 31, 2020

GAAP diluted EPS	$3.00 - $3.14
Amortization of acquired intangible assets (1)	$0.97 - $0.99
Acquisition related expenses (2)	$0.58 - $0.62
Other adjustments (3)	$0.01
Adjusted diluted EPS	$4.56 - $4.76

(1)	The amortization of acquired intangible assets per diluted share presented above are net of the income tax benefit of an estimated $0.30 to $0.32 for the year ended December 31, 2020.

(2)	The acquisition related expenses per diluted share presented above are net of the income tax benefit of an estimated $0.09 to $0.10 for the year ended December 31, 2020.

(3)
Other adjustments for 2020 include the gain on the sale of the Illinois health plan of approximately $0.08 per diluted share (presented net of income tax expense of $0.07) and debt extinguishment costs of approximately $0.09 per diluted share (presented net of an income tax benefit of approximately $0.03).

About Centene Corporation

Centene Corporation, a Fortune 100 company, is a leading multi-national healthcare enterprise that is committed to helping people live healthier lives. The Company takes a local approach - with local brands and local teams - to provide fully integrated, high-quality, and cost-effective services to government-sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Centene offers affordable and high-quality products to nearly 1 in 15 individuals across all 50 U.S. states, including Medicaid and Medicare members (including the Medicare Prescription Drug Plan) as well as individuals served by the Health Insurance Marketplace and the TRICARE program. The Company also serves several international markets. Centene emphasizes long-term growth by prioritizing its people, systems and capabilities so that it can better serve its members, providers, local communities and government partners.

Centene uses its investor relations website to publish important information about the company, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene's investor relations website, http://www.centene.com/investors.

Forward-Looking Statements

All statements, other than statements of current or historical fact, contained in this press release are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). Centene (the Company, our, or we) intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, growth strategy, competition, expected activities in completed and future acquisitions, including statements about the impact of our recently completed acquisition (the WellCare Acquisition) of WellCare Health Plans, Inc. (WellCare), other recent and future acquisitions, investments and the adequacy of our available cash resources. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. All forward-looking statements included in this press release are based on information available to us on the date hereof. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this press release, whether as a result of new information, future events or otherwise, after the date hereof. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including but not limited to: uncertainty as to our expected financial performance following completion of the WellCare Acquisition; the possibility that the expected synergies and value creation from the WellCare Acquisition will not be realized, or will not be realized within the expected time period; the risk that unexpected costs will be incurred in connection with the integration of the WellCare Acquisition or that the integration of WellCare will be more difficult or time consuming than expected; unexpected costs, charges or expenses resulting from the WellCare Acquisition; the inability to retain key personnel; disruption from the completion of the WellCare Acquisition, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; the risk that, following the WellCare Acquisition, we may not be able to effectively manage our expanded operations; our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves; competition; membership and revenue declines or unexpected trends; changes in healthcare practices, new technologies, and advances in medicine; increased healthcare costs; changes in economic, political or market conditions; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act, collectively referred to as the Affordable Care Act (ACA) and any regulations enacted thereunder that may result from changing political conditions or judicial actions, including the ultimate outcome in "Texas v. United States of America" regarding the constitutionality of the ACA; rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses; our ability to adequately price products on the Health Insurance Marketplaces and other commercial and Medicare products; tax matters; disasters or major epidemics; the outcome of legal and regulatory proceedings; changes in expected contract start dates; provider, state, federal and other contract changes and timing of regulatory approval of contracts; the expiration, suspension, or termination of our contracts with federal or state governments (including but not limited to Medicaid, Medicare, TRICARE or other customers); the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; challenges to our contract awards; cyber-attacks or other privacy or data security incidents; the possibility that the expected synergies and value creation from acquired businesses, including, without limitation, the WellCare Acquisition, will not be realized, or will not be realized within the expected time period; the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the undertakings in connection with any regulatory, governmental or third party consents or approvals for acquisitions; disruption caused by significant completed and pending acquisitions, including, among others, the WellCare Acquisition, making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred in connection with the completion and/or integration of acquisition transactions; changes in expected closing dates, estimated purchase price and accretion for acquisitions; the risk that acquired businesses, including WellCare, will not be integrated successfully; the risk that we may not be able to effectively manage our operations as they have expanded as a result of the WellCare Acquisition; restrictions and limitations in connection with our indebtedness; our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth; availability of debt and equity financing, on terms that are favorable to us; inflation; foreign currency fluctuations; and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission (SEC), including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.